UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 10, 2024, Apogee Therapeutics, Inc. (the Company or Apogee) issued a press release announcing that it has initiated dosing of healthy volunteers in its clinical trial of APG333, a novel, subcutaneous half-life extended monoclonal antibody targeting thymic stromal lymphopoietin, which is being evaluated initially as a treatment for people living with asthma, chronic obstructive pulmonary disease (COPD) and broader inflammatory and immunology (I&I) conditions.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 10, 2024, the Company announced that it has initiated dosing of healthy volunteers in its clinical trial for APG333, a novel, subcutaneous half-life extended monoclonal antibody targeting thymic stromal lymphopoietin, which is being evaluated initially as a treatment for people living with asthma, COPD and broader I&I conditions.

The APG333 Phase 1 clinical trial is designed as a double-blind, placebo controlled, first-in-human, single-ascending dose trial in healthy volunteers. The study will evaluate the safety, tolerability and pharmacokinetics of APG333 and is expected to enroll approximately 32 healthy adults into four cohorts. Apogee expects interim data from the trial in the second half of 2025.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding: Apogee’s plans for its current and future product candidates and programs, its plans for current and future clinical trials, including a Phase 1 clinical trial for APG333; Apogee’s plans for clinical trial design; the anticipated timing of the initiation of and results from Apogee’s clinical trials, including data from Apogee’s Phase 1 clinical trial of APG333; and the potential clinical benefit and half-life of APG333 and any other potential programs, including combination therapies. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Apogee believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Apogee’s filings with the U.S. Securities and Exchange Commission (the SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of Apogee’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of Apogee’s clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in Apogee’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, Quarterly Report on 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 12, 2024, and subsequent disclosure documents we may file with the SEC. Apogee claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Apogee expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: December 10, 2024	By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Chief Executive Officer